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                                                               EXHIBIT 4.5

This Capital Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository and any nominee to a successor depository or to a nominee of such successor depository) may be registered except in limited circumstances.

Unless this Capital Security is presented by an authorized representative of the Depository (55 Water Street, New York) to DOWNEY FINANCIAL CAPITAL TRUST I or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number  S-001                    Number of Capital Securities ______



                                   CUSIP NO.
                                   _________

                   Certificate Evidencing Capital Securities

                                       of

                        Downey Financial Capital Trust I

                      ____% Cumulative Capital Securities
                 (liquidation amount $__ per Capital Security)

     DOWNEY FINANCIAL CAPITAL TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that
________________ (the "Holder") is the registered owner of ________ (   )
Capital Securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the DOWNEY FINANCIAL CAPITAL TRUST I ____% Cumulative Capital Securities (liquidation amount $__ per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust

Agreement of the Trust dated as of __________, 1999, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Capital Securities Guarantee Agreement entered into by Downey Financial Corp., a California corporation, and Wilmington Trust Company, as guarantee trustee, dated as of ___________, 1999 (the "Capital Securities Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Capital Securities Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     In WITNESS WHEREOF, an Administrative Trustee of the Trust has executed this certificate this ___ day of ___________, 1999.



DOWNEY FINANCIAL CAPITAL TRUST I


By:_____________________________
   ________________, Administrative Trustee

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